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                                                                  Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Gundle/SLT Environmental, Inc. 1996 Nonqualified Stock Option Plan for Non-Employee Directors of our report dated February 2, 1996, with respect to the consolidated financial statements and schedule of Gundle/SLT Environmental, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                             /s/ ERNST & YOUNG LLP

                                                 ERNST & YOUNG LLP

Houston, Texas
March 13, 1997